TEMPUR SEALY ANNOUNCES FIRST QUARTER CASH DIVIDEND
–Increases quarterly dividend over 10% to $0.10 per share

LEXINGTON, KY, February 22, 2022 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today announced that its Board of Directors has declared a first quarter cash dividend on its common stock of $0.10 per share. The dividend is payable on March 22, 2022 to shareholders of record as of March 8, 2022.

Tempur Sealy Chairman and CEO Scott Thompson commented, “Our balanced capital allocation strategy includes investing in our operations, declaring quarterly dividends, repurchasing shares, and on an opportunistic basis, acquiring businesses that enhance our global competitiveness. In the first quarter, our Board of Directors increased our quarterly dividend to $0.10, reflecting the Company’s continued free cash flow growth and strong competitive position in the industry."

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "will" and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding expected share repurchases, investments in operations and other capital allocation strategies. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include uncertainties arising from global events; and general economic, financial and industry conditions, particularly conditions relating to liquidity, financial performance and related credit issues present in the retail sector.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a powerful omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our 650+ Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

Importantly, we are committed to carrying out our global responsibility to protect the environment and the communities in which we operate. As part of that commitment, we have established the goal of achieving carbon neutrality for our global wholly owned operations by 2040.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com